                                                                    EXHIBIT 99.1


                                                                    CONFIDENTIAL
                         CONSENT SOLICITATION STATEMENT


                     CONSORCIO G GRUPO DINA, S.A. DE C.V.
                                     and
                          MCII HOLDINGS (USA), INC.

                     Solicitation of Consents Relating to
                        Senior Secured Discount Notes
                            due November 15, 2002
                   (CUSIP Numbers 210308AC6 and 0066053389)


Upon the terms and subject to the conditions set forth in this Consent Solicitation Statement, Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation ("Grupo Dina"), and MCII Holdings (USA), Inc., a Delaware corporation ("MCII Holdings" or the "Company" and, together with Grupo Dina, the "Issuers"), hereby solicit consents (the "Consent Solicitation") of Holders (as defined below) as of the Record Date (as defined below) of the Issuers' Senior Secured Discount Notes due November 15, 2002 (the "Notes") to amend (the "Proposed Amendment") one of the provisions of the Indenture dated as of April 30, 1996 (the "Indenture") between the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Notes were issued. As used herein, "Record Date" refers to 5:00 p.m., New York City time, on November 25, 1997, and "Holder" refers to each holder of record of the Notes on the Record Date.

The purpose of the Consent Solicitation is to approve the Proposed Amendment, which would modify one of the definitions in the Indenture relating to the incurrence of debt by MCII and its consolidated subsidiaries. The Issuers are requesting approval of the Proposed Amendment to increase financial flexibility and in connection with a new $400 million senior secured credit facility (the "New Credit Facility") being negotiated for Motor Coach Industries International, Inc., the wholly owned U.S. subsidiary of the Company ("MCII"). The New Credit Facility will contain restrictive and financial covenants that, among other things, will, except in limited circumstances, prohibit the Company from accessing the cash flow of its U.S. and Canadian operations, and therefore could adversely affect the Company's ability to make payments of interest and/or principal on the Notes. These covenants may be more restrictive than the covenants currently contained in the Senior Notes Agreement (as defined herein) and the NBD Credit Facility (as defined herein). Cash interest is payable on the Notes beginning in November 1998. MCII would use the proceeds of the New Credit Facility (i) to refinance substantially all the existing indebtedness, fees, expenses and premium owing by MCII and its subsidiaries, which totals approximately $308 million, (ii) to pay fees and expenses in connection with the New Credit Facility and the Consent Solicitation (including the Consent Fees) and (iii) for general corporate purposes. See "Purpose of the Consent Solicitation." For a description of the Proposed Amendment, see "The Proposed Amendment."

In the event that (i) valid consents from Holders representing more than 50% of the aggregate principal amount of the Notes outstanding as of the Record Date (the "Requisite Consents") are received (and not revoked) prior to the Expiration Date (as defined herein) and (ii) the other conditions to this Consent Solicitation are satisfied or waived, then each Holder, whether or not such Holder has delivered a valid and unrevoked consent prior to the Expiration Date, will receive $5 in cash for each $1,000 face amount of Notes (the "Consent Fee"). Certain holders representing the Requisite Consents have informed the Issuers that they intend to deliver valid consents. Harris Trust Company of New York will serve as paying agent (the "Paying Agent") in connection with the Consent Solicitation. The Paying Agent will pay the Consent Fees immediately after the funding of the New Credit Facility.
                                  ___________
THE CONSENT SOLICITATION EXPIRES AT 10:00 A.M., NEW YORK CITY TIME, ON DECEMBER 10, 1997, UNLESS OTHERWISE EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED, BEING CALLED THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO RECEIPT BY THE ISSUERS OF THE REQUISITE CONSENTS (THE "REQUISITE CONSENT DATE") ON THE TERMS AND CONDITIONS SET FORTH HEREIN, BUT MAY NOT BE REVOKED THEREAFTER UNTIL AFTER DECEMBER 29, 1997. SEE "THE CONSENT SOLICITATION--REVOCATION OF CONSENTS." IF THE PROPOSED AMENDMENT IS ADOPTED, EACH HOLDER OF NOTES WILL BE BOUND BY THE PROPOSED AMENDMENT, WHETHER OR NOT SUCH HOLDER HAS DELIVERED A CONSENT.


           The Solicitation Agent for the Consent Solicitation is:

                            SALOMON BROTHERS INC

    The Date of this Consent Solicitation Statement is November 26, 1997.




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

Each Holder is requested to read and carefully consider the information contained herein and to give its consent to the Proposed Amendment by properly completing and executing the accompanying Consent Form in accordance with the instructions set forth herein and therein.

The Proposed Amendment will become effective only upon (i) there being received (and not revoked) prior to the Expiration Date the Requisite Consents (the "Requisite Consent Condition"), (ii) execution by the Issuers and the Trustee of a Supplemental Indenture which embodies the Proposed Amendment (the "Supplemental Indenture"), and (iii) the satisfaction of certain other conditions. See "The Consent Solicitation--Conditions to the Consent Solicitation." The Issuers intend to execute the Supplemental Indenture immediately prior to funding under the New Credit Facility. If the Proposed Amendment becomes effective, it will be binding on all Holders, whether or not such Holders have delivered a Consent Form.

No consent will be deemed to have been accepted until the Supplemental Indenture is executed by the Issuers and the Trustee and all applicable other conditions have been satisfied. Consents may be revoked in accordance with the procedure set forth herein and in the Consent Form at any time prior to the Requisite Consent Date, but may not be revoked thereafter until after December 29, 1997. See "The Consent Solicitation--Revocation of Consents."

The Issuers expressly reserve the right, in their discretion and regardless of whether any of the conditions described under "The Consent Solicitation--Conditions to the Consent Solicitation" have been satisfied, subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation upon the failure to meet a condition specified herein or for any other reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Expiration Date, (iv) amend the terms of the Consent Solicitation or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See "The Consent Solicitation--Expiration Date; Extensions; Amendment."

Only Holders are eligible to consent to the Proposed Amendment. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner. FOR PURPOSES OF THE CONSENT SOLICITATION, THE DEPOSITORY TRUST COMPANY ("DTC") HAS AUTHORIZED DTC PARTICIPANTS ("PARTICIPANTS") SET FORTH IN THE POSITION LISTING OF DTC AS OF THE RECORD DATE TO EXECUTE CONSENT FORMS AS IF THEY WERE THE HOLDERS OF THE NOTES HELD OF RECORD IN THE NAME OF DTC OR THE NAME OF ITS NOMINEE. ACCORDINGLY, FOR PURPOSES OF THE CONSENT SOLICITATION, THE TERM "HOLDER" SHALL BE DEEMED TO INCLUDE SUCH PARTICIPANTS.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the applicable holder has complied with the procedure for revoking consents described herein and in the Consent Form.

HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE ISSUERS AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET



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

FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO THE TRUSTEE. HOWEVER, THE ISSUERS RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE TRUSTEE. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO THE ISSUERS OR THE TRUSTEE AT ANY TIME.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Consent Form and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuers, the Trustee, the Solicitation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this solicitation.

Terms used in this document that are not otherwise defined herein have the meanings set forth in the Indenture.

Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents should be directed to the Issuers. Any question regarding the Consent Solicitation may be directed to the Solicitation Agent. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Consent Solicitation.



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


                            AVAILABLE INFORMATION

     The Issuers are currently subject to the periodic reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a website at http: / /www.sec.gov that contains reports, proxy statements and other information. Material filed by the Issuers may also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (File No. 333-08871) and Grupo Dina (File No. 1-11646) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     3. The Company's Current Report on Form 8-K and Form 8-K/A, dated February 18, 1997.

     4. Grupo Dina's Annual Report on Form 20-F for the fiscal year ended December 31, 1996.

     5. Grupo Dina's Reports on Form 6-K for the months of April, 1997; May, 1997; July, 1997; and October, 1997.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent



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


Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     Enclosed with this Consent Solicitation Statement is certain non-public financial information of the Company for the third quarter ended September 30, 1997. Such information is preliminary and subject to change and shall be amended in its entirety by information to be provided by supplement to this Consent Solicitation Statement.

     The Issuers will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents relating to the Issuers that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference). Requests for such documents should be directed to MCII Holdings
(USA), Inc., 10 East Golf Road, Des Plaines, Illinois 60016 (Telephone (847) 299-9900), Attention: James D. Guerra.




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


                     PURPOSE OF THE CONSENT SOLICITATION

     The purpose of the Consent Solicitation is to approve the Proposed Amendment, which would modify the definition of "Adjusted Subsidiary Debt Amount" in the Indenture to increase the amount of debt that MCII and its consolidated subsidiaries could incur. As is currently the case under the Indenture, Dina Autobuses, S.A. de C.V., a direct subsidiary of the Company ("Dina Autobuses"), will continue to be able to incur an unlimited amount of indebtedness.

     As of October 31, 1997, MCII and its consolidated subsidiaries had $273.6 million of indebtedness outstanding and tangible equity of $290.0 million. Based on the current definition of Adjusted Subsidiary Debt Amount, the total amount of indebtedness that MCII and its consolidated subsidiaries could incur as of October 31, 1997 is $290.0 million. As adjusted to give effect to the Proposed Amendment, the total amount of indebtedness that MCII and its consolidated subsidiaries could incur as of October 31, 1997 is $400.5 million, an increase of $110.5 million, without giving effect to the irrevocable escrow of funds to fully prepay the Senior Notes (as defined) as described below.

     To date, during the month of November 1997, Transportation Manufacturing Operating, Inc., a subsidiary of MCII ("TMO"), has borrowed (i) $7.3 million under the NBD Credit Facility in order to make advances to, and declare dividends in favor of, MCII, which amount Grupo Dina subsequently used to pay $7.3 million of matured indebtedness of Grupo Dina and (ii) an additional $22.3 million under the NBD Credit Facility. As a result of these actions, based upon the financial projections of MCII and its consolidated subsidiaries for the month of November 1997, the Issuers believe that (i) they may have exceeded the debt incurrence limitation under the Indenture, which would constitute a violation of that covenant, and (ii) TMO may be in violation of several covenants of the NBD Credit Facility and the Senior Notes Agreement, including certain debt incurrence and restricted payment tests. However, the Issuers also believe, based upon financial projections for the month of December 1997, which is customarily the Company's strongest month, that (i) they would be in compliance with the debt incurrence covenant under the Indenture and (ii) TMO would be in compliance with the covenants of the NBD Credit Facility and the Senior Notes Agreement. As has been the case in previous years, the Company's largest customer, Greyhound Lines, Inc., will make payment in December 1997 for certain buses which it has previously accepted. The payment for December 1997 is expected to be approximately $25 million.

     The NBD Credit Facility may be accelerated thirty days after a breach of a covenant thereunder and the Senior Notes Agreement may be accelerated immediately upon breach of a covenant thereunder. TMO has started the process of obtaining waivers for the potential covenant violations discussed above, although there can be no assurance that such waivers can be obtained. If the New Credit Facility is entered into, the Company will prepay all the indebtedness arising under the NBD Credit Facility and the Senior Notes Agreement and, as a result, such potential covenant violations will become moot. No Event of Default has occurred yet under the Indenture as a result of the covenant violations under the NBD Credit Facility and the Senior Notes Agreement since no acceleration of indebtedness under the NBD Credit Facility or the Senior Notes Agreement has occurred.

     The Issuers are requesting approval of the Proposed Amendment to increase financial flexibility and in connection with the New Credit Facility. The New Credit Facility will contain restrictive and financial covenants that, among other things, will, except in limited circumstances, prohibit the Company from accessing the cash flow of its U.S. and Canadian operations, and therefore could adversely affect the Company's ability to make payments of interest and/or principal on the Notes. These covenants may be more restrictive than the covenants currently contained in the Senior Notes Agreement and the NBD Credit Facility. Cash interest is payable on the Notes beginning in November 1998. As described below, MCII would use the proceeds of the New Credit Facility (i) to refinance substantially all the existing indebtedness, fees, expenses and premium owing by MCII and its subsidiaries, which totals approximately $308 million, (ii) to pay fees and expenses in connection with the New Credit Facility and the Consent Solicitation (including the Consent
Fees) and (iii) for general corporate purposes. Under the Senior Notes Agreement, TMO is required to give the holders of Senior Notes ten business days' irrevocable notice prior to prepaying the Senior Notes. Upon closing of the New Credit Facility, TMO intends to give such ten business days' notice and irrevocably deposit in escrow the appropriate amount of funds necessary to prepay the Senior Notes with irrevocable instructions to pay to the holders of Senior Notes such amounts ten business days after the closing of the New Credit Facility. The Proposed Amendment would modify the definition of Adjusted Subsidiary Debt Amount to exclude indebtedness outstanding under the Senior Notes Agreement from the calculation of Adjusted Subsidiary Debt Amount.

     The approval of the Proposed Amendment would enable Grupo Dina and the Company to commence the first step of refinancing (the "Refinancing") substantially all the indebtedness of the Company and Grupo Dina, other than Grupo Dina's 8% Convertible Subordinated Notes due 2004 (the "Convertible Debentures"). The goal of the Refinancing is to simplify the debt component of Grupo Dina's and the Company's capital structure and improve their financial position by reducing their interest expense requirements and extending the term of their debt maturities. In addition to the repayment of indebtedness in connection with the New Credit Facility as described above, Grupo Dina and the Company are considering (i) a new offering by the Company of senior subordinated notes, (ii) tendering for the Notes and soliciting consents from the Holders to eliminate substantially all the restrictive covenants in the Indenture, (iii) refinancing the New Credit Facility with the Company as the borrower (the "MCII Holdings Credit Facility") and (iv) repaying from either the remaining capacity under the Revolving Loan (as defined herein) or the proceeds of the MCII Holdings Credit Facility, substantially all other indebtedness then outstanding (approximately $65 million), other than indebtedness owing under the Convertible Debentures. The Issuers expect to complete the Refinancing in the first half of 1998. The Issuers' ability to consummate the Refinancing will depend, in part, on prevailing economic conditions and certain financial, business and other factors beyond their control. As a result, there can be no assurance that the Issuers will successfully complete the Refinancing or that the Refinancing will not differ significantly from the proposed terms described herein.

     MCII would use the proceeds of the New Credit Facility to pay fees and expenses in connection with the New Credit Facility and the Consent Solicitation (including the Consent Fees), for general corporate purposes and to refinance the following indebtedness:



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

     (a) all indebtedness, fees, expenses and premium owing by TMO under that certain Note Agreement, dated as of November 15, 1994, by and among TMO and the purchasers signatory thereto (as amended, the "Senior Notes Agreement") relating to the 9.02% Senior Notes due 2002 issued by TMO (the "Senior Notes"), the aggregate amount of which is set forth in the table below;

     (b) all indebtedness, fees and expenses owing by TMO under that certain Credit Agreement, dated as of September 30, 1996, by and among TMO, the lenders parties thereto and NBD Bank, as Administrative Agent thereunder (as amended, the "NBD Credit Facility"), the aggregate amount of which is set forth in the table below; and

     (c) all indebtedness, fees and expenses owing by Motor Coach Industries Limited ("MCIL") and TMO under that certain Letter Agreement, dated as of April 21, 1997, among MCIL, TMO and Royal Bank of Canada (as amended, the "Royal Bank Facility"), the aggregate amount of which is set forth in the table below.





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

     The following table indicates the sources and uses of funds in connection with the New Credit Facility:

                                       SOURCES
                                       -------
                                    (in millions)
                   New Credit Facility                $313.2
                                         USES
                                         ----
                                     (in millions)
                   Senior Notes Agreement             $125.0
                   Prepayment Premium                    8.3
                   NBD Credit Facility                 165.0
                   Royal Bank Facility                   9.8
                   Expenses                              5.1
                                                      ------
                          Total                       $313.2

     The New Credit Facility will consist of (i) a $250 million term loan (the "Term Loan") and (ii) a $150 million revolving loan (the "Revolving Loan"). The proceeds of the Term Loan and a portion of the Revolving Loan will be used to pay substantially all the existing indebtedness of MCII and its subsidiaries. Assuming that the Proposed Amendment is approved, after payment of such indebtedness and the premiums, fees and expenses relating thereto and the Consent Solicitation, the Issuers expect that approximately $87 million will be available for additional borrowings under the Revolving Loan following the funding of the New Credit Facility as described above.

     In connection with the Refinancing, Grupo Dina and the Company will also complete the final steps of a corporate reorganization (the "Corporate Reorganization") when Grupo Dina contributes its Mexican truck subsidiary, Dina Camiones S.A. de C.V., to the Company. The objective of the Corporate Reorganization is to improve the operational and financial flexibility of Grupo Dina and the Company by having all of Grupo Dina's operating subsidiaries under the Company, which would serve as a single holding company and credit. Grupo Dina is currently engaged in discussions to sell to a third party buyer its plastics component parts businesses, Plasticos Automotrices Dina, S.A. de C.V. and Dina Composites, S.A. de C.V. in Mexico (collectively, the "Plastics Businesses"), and Frank Fair Industries, Ltd. in Canada. Frank Fair Industries, Ltd. is a subsidiary of MCII. In the event Grupo Dina is unable to reach an agreement to sell these businesses on acceptable terms, the Plastics Businesses would be contributed to the Company as part of the Corporate Reorganization and become operating subsidiaries of the Company.

     In addition, Grupo Dina plans to undertake a recapitalization (the "Grupo Dina Recapitalization") in the first half of 1998 with a goal of enhancing shareholder value by simplifying its equity capitalization, refinancing the Convertible Debentures and reincorporating into the United States to better reflect the Company's business profile.

                            THE PROPOSED AMENDMENT

     Holders are referred to the Indenture and the form of the Supplemental Indenture for the full and complete terms of the Proposed Amendment. The form of the Supplemental Indenture is attached hereto as Exhibit A and copies of the Indenture are available from the Issuers upon request.


                           THE CONSENT SOLICITATION

GENERAL

     The Proposed Amendment will become effective only (i) after the Company receives valid and unrevoked consents representing at least a majority in aggregate principal amount of the Notes outstanding as of the Record Date, (ii) upon execution of the Supplemental Indenture by the Issuers and the Trustee, and (iii) the satisfaction of certain other conditions. See "The Consent Solicitation--Conditions to the Consent Solicitation." The Issuers intend to execute the Supplemental Indenture immediately prior to funding under the New Credit Facility. If the Proposed Amendment becomes effective, it will be binding on all Holders, whether or not such Holders have delivered a Consent Form. If the Consent Solicitation is terminated for any reason before the Expiration Date or the other conditions to the Consent Solicitation are neither satisfied nor waived, the Consents will be void and the Consent Fees will not be payable.

     Failure to deliver a Consent Form will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Amendment. The delivery of a Consent Form will not affect a Holder's right to sell or transfer the Notes.

     Beneficial owners of Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to promptly execute and deliver a Consent Form on behalf of the beneficial owner on or prior to the Expiration Date.

     Consents may be revoked at any time prior to the Requisite Consent Date, and shall be irrevocable, except as otherwise provided, from and after such time even if the Consent Solicitation shall be extended beyond that time. Holders may also revoke consents after December 29, 1997. In the event that
(i) the Requisite Consents are received (and not revoked) prior to the Expiration Date and (ii) the other conditions to this Consent Solicitation are satisfied or waived, then each Holder, whether or not such Holder has delivered a valid and unrevoked consent prior to the Expiration Date, will receive the Consent Fee. Certain holders representing the Requisite Consents have informed the Issuers that they intend to deliver valid consents.

RECORD DATE

     The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on November 25, 1997. The Issuers reserve the right to establish from time to time any new date as such Record Date and, thereupon, any such new date will be deemed to be the "Record Date" for purposes of the Consent Solicitation.


CONSENT FEE

     In the event that (i) the Requisite Consents are received (and not revoked) prior to the Expiration Date and (ii) the other conditions to this Consent Solicitation are satisfied or waived, then each Holder, whether or not such Holder has delivered a valid and unrevoked consent prior to the Expiration Date, will receive the Consent Fee. Certain holders representing the Requisite Consents have informed the Issuers that they intend to deliver valid consents.


REQUISITE CONSENTS

     Holders of Notes as of the Record Date must deliver (and not revoke) valid consents in respect of more than 50% in aggregate principal amount of the Notes outstanding in order to approve the Proposed Amendment. For purposes of the foregoing calculation, Notes held by the Issuers or any of their affiliates will not be counted as outstanding. As of the date of this Consent Solicitation Statement, none of the outstanding Notes were held by the Issuers or any of their affiliates.

     The failure of a Holder of Notes as of the Record Date to deliver a consent (including any failures resulting from broker non-votes) will have the same effect as if such Holder had not consented to the Proposed Amendment.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to the Consent Solicitation means 10:00 a.m., New York City time, on December 10, 1997, unless the Issuers, in their discretion, extend the period during which the Consent Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which such Consent Solicitation is extended.

     In order to extend the Expiration Date, the Issuers will give notice to all Holders who have received this Consent Solicitation Statement and the accompanying Consent Form. The Issuers may extend the Consent Solicitation on a daily basis or for such specified period of time as they determine in their discretion.

     If the Consent Solicitation is amended or modified in any manner by the Issuers, they will promptly provide notice to Holders who have received this Consent Solicitation

Statement and the accompanying Consent Form and extend the Consent Solicitation for an adequate period to permit consents to be delivered or revoked.

     Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, the Issuers reserve the right, in their discretion and regardless of whether any of the conditions described below under "--Conditions to the Consent Solicitation" have been satisfied, subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation upon the failure to meet a condition specified herein or for any other reason,
(ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Expiration Date, (iv) amend the terms of the Consent Solicitation or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation.


PROCEDURES FOR CONSENTING

     All Consent Forms that are properly executed and delivered to the Issuers prior to the Expiration Date and not timely revoked will be given effect in accordance with the specifications therein.

     Holders who desire to act with respect to the Proposed Amendment should so indicate by marking the appropriate box in, and signing and dating, the accompanying Consent Form included herewith and delivering it to the Issuers at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If none of the boxes in the Consent Form is checked, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendment. Signatures must be guaranteed in accordance with paragraph 6 of the Instructions in the Consent Form.

     The Consent Form must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC's position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Issuers of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proper form or in some other manner acceptable to the Company to execute the Consent Form with respect to the applicable Notes on behalf of the Holder.

     Any beneficial owner of the Notes who is not the Holder of such Notes must arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

     If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to whom the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.

     A Holder must complete, sign and date the Consent Form (or photocopy thereof) for such Holder's Notes and deliver such Consent Form to the Issuers by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission (with an original to be delivered subsequently) at the address or facsimile number of the Issuers set forth on the last page hereof. Delivery of Consent Forms should be made sufficiently in advance of the Expiration Date to assure that the Consent Forms are received prior to the Expiration Date (and, in the case of facsimile transmission, that original Consent Forms are received by the Issuers prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date). Under no circumstances should any person tender or deliver Notes to the Issuers or the Trustee at any time.

     The Issuers reserve the right to receive Consent Forms by any other reasonable means or in any form that reasonably evidences the giving of consent.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by the Issuers whose determinations will be binding. The Issuers reserve the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of the Issuers' counsel, be unlawful. The Issuers also reserve the right to waive any irregularities in connection with deliveries which must be cured within such time as the Issuers determine. None of the Issuers, the Trustee, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured and waived.


REVOCATION OF CONSENTS

     Each properly completed and executed consent will be counted in determining whether the Requisite Consents have been received, notwithstanding any transfer of the Notes to which such consent relates, unless the procedure for revocation of Consents described below has been followed.

     Each Holder of Notes as of the Record Date who has delivered a consent pursuant to the Consent Solicitation will agree in the Consent Form that it will not revoke its consent after receipt by the Issuers of the Requisite Consents, and that until such time such Holder will not revoke its consent except in accordance with the conditions and procedures for revocation of Consents provided below. Holders may also revoke consents after December 29, 1997.

     Prior to the Requisite Consent Date, any Holder as of the Record Date may revoke any consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A consent shall be irrevocable from and after the Requisite Consent Date until after

     December 29, 1997. A Holder desiring to revoke a consent must, either prior to the Requisite Consent Date or after December 29, 1997, deliver to the Issuers at the address set forth on the back cover of this Consent Solicitation Statement and on the front page of the Consent Form a written revocation of such consent containing the name of such Holder, the certificate numbers (if held in certificated form) or the CUSIP numbers (if held through DTC) of the Notes to which such revocation relates, and the principal amount of the Notes to which such revocation relates. Revocations of Consent Forms shall be effective upon receipt by the Issuers.

     The revocation must be executed by such Holder in the same manner as the Holder's name appears on the consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a consent only if such revocation complies with the provisions of this Consent Solicitation. Only a Holder of Notes as of the Record Date is entitled to revoke a consent previously given.
A beneficial owner of Notes held through a DTC Participant as of the Record Date must instruct such DTC Participant to revoke any consent already given with respect to such Notes. A revocation that is not received by the Issuers in a timely fashion and accepted by the Issuers as a valid revocation will not be effective to revoke a consent previously given.

     A revocation of a consent may only be rescinded by the execution and delivery of a new consent, in accordance with the procedures herein described, by the Holder who delivered such revocation.

     The Issuers reserve the right to contest the validity of any revocation and all questions as to validity (including time of receipt) of any revocation will be determined by the Issuers in their discretion, which determination will be conclusive and binding. None of the Issuers or any of their affiliates, the Trustee, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.


CONDITIONS TO THE CONSENT SOLICITATION

     The Consent Solicitation (including the payment of Consent Fees) is conditioned on the satisfaction of (i) the Requisite Consent Condition, (ii) the execution of the Supplemental Indenture and (iii) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendment, the entering into of the Supplemental Indenture or the payment of any Consent Fee or challenge the legality or validity thereof.

     If any of the conditions are not satisfied on or prior to the Expiration Date, the Issuers may, in their discretion and upon giving reasonable notice to the Holders, allow the Consent Solicitation to lapse or extend the solicitation period and continue soliciting consents pursuant to the Consent Solicitation. The Consent Solicitation may be abandoned or terminated at any time prior to the Expiration Date by the Issuers, for any reason, in which case any consents received will be voided and no Consent Fees will be paid.


FEES AND EXPENSES

     The Issuers will bear the costs of the Consent Solicitation. The Issuers will reimburse the Solicitation Agent for expenses that the Solicitation Agent incurs in connection with the Consent Solicitation and indemnify the Solicitation Agent against certain liabilities relating to the Consent Solicitation.

     The Solicitation Agent in the past has provided services to the Issuers and to entities related to the Issuers and is expected to provide in the future services to the Issuers and such other entities, for which it has received or expects to receive customary fees. Grupo Dina has engaged the Solicitation Agent as the exclusive financial and investment banking advisor in connection with the Refinancing. In connection with that engagement, the Solicitation Agent is serving as the syndication agent and arranger under, and a lender for, the New Credit Facility. The Solicitation Agent will also serve in various other capacities in connection with the Grupo Dina Recapitalization.


                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

     The following is a summary of the material U.S. federal income tax consequences of the Proposed Amendment and the receipt of the Consent Fee to Beneficial Owners and is for general information only. It is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular Beneficial Owners in light of their individual circumstances or to certain types of Beneficial Owners subject to special treatment under the Code (for example, insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, foreign corporations, non-resident alien individuals and certain U.S. expatriates), nor does it discuss any aspect of state, local or non-U.S. taxation or estate and gift tax considerations. Further, this discussion only deals with Beneficial Owners who are United States persons and assumes that the Notes are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). For these purposes, a "United States person" means a person who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof, (iii) a trust or estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a person whose income or gain with respect to the Notes is otherwise subject to U.S. federal income tax as net income.

     For purposes of this discussion, the term Beneficial Owner means the person treated as the owner of the Notes.

     The Beneficial Owner may be required to include the entire amount of the Consent Fee in gross income in the year of receipt, possibly as ordinary income, as a separate fee. However, the Company believes that payment of the Consent Fee instead should be treated as a modification to the terms of the Notes.

     Under general principles of U.S. federal tax law, the modification of a debt instrument creates a deemed exchange (upon which gain or loss is realized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under the Regulations, the modification of a debt instrument is a "significant modification" (i.e., upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered is "economically significant." A modification of a debt instrument that is not a significant modification is not a deemed exchange upon which gain or loss is realized. The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, the Regulations further provide that a change in the yield of a debt instrument is a significant modification under the Regulations if the yield of the modified instrument (determined taking into account any payments made to the issuer or holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 1/4 of one percent (25 basis points) or 5 percent of the annual yield of the unmodified instrument.

     Assuming that payment of the Consent Fee is treated as a modification of the Notes, and not as a separate fee, the Company does not believe that the Proposed Amendment and/or the payment of the Consent Fee should cause a "significant modification" of the terms of the Notes because (i) the modifications are not economically significant based on all the facts and circumstances; and (ii) taking into account the Consent Fee paid to the Beneficial Owners as consideration for the modification, any change in the yield should not be significant under the Regulations. Therefore, the Company believes that, in such case, the Proposed Amendment, and/or the payment of the Consent Fee should not result in a deemed exchange of the Notes for federal income tax purposes.

     In the absence of a significant modification and deemed exchange of the Notes, the Company believes that the Consent Fee received by Beneficial Owners should be treated as a payment with respect to the original Notes. Under this treatment, a Beneficial Owner's receipt of a Consent Fee would constitute first, a payment of any accrued, but unpaid, interest, which would be taxable upon receipt as ordinary income, and second, as a return of principal. To the extent the payment is a return of principal, such amount would not be taxed currently to the extent of the Beneficial Owner's tax basis in the Notes, and would be taken as capital gain to the extent the amount of the payment exceeds the Beneficial Owner's tax basis in the Notes.

     However, the Internal Revenue Service (the "IRS") could contend that, taking into account all facts and circumstances, the adoption of the Proposed Amendment and/or payment of the Consent Fee is a significant modification of the Notes for U.S. federal income tax purposes. The Company believes that such treatment is unlikely.

     Nevertheless, if there is a significant modification of the Notes for U.S. federal income tax purposes, the Beneficial Owners would be deemed to have exchanged the Notes for new notes and would generally recognize any gain or loss realized to the extent such exchange is a taxable exchange. For this purpose, if a substantial portion of the Notes are considered "traded on an established market" for purposes of the Code, then the amount realized with respect to the new notes should be equal to the fair market value of the Notes as of the date of the significant modification. If a substantial portion of the Notes are not considered to be traded on an established market, then the amount realized with respect to the new notes should be equal to the sum of the payments under the Notes from the day of the significant modification, discounted at the "applicable Federal rate") (which is an interest rate announced monthly by the U.S. Treasury Department). To the extent such significant modification is treated as occurring on the date of the payment of the Consent Fee, such amount should also be treated as part of the amount realized from such deemed exchange. Alternatively, the deemed exchange of Notes for new notes might be treated as a generally tax-free recapitalization, in which case Beneficial Owners would recognize gain (in the case where the significant modification is treated as occurring on the date of the payment of the Consent Fee) not in excess of the Consent Fee received (and would recognize no loss). Any such deemed exchange of the Notes may affect the timing, character and/or amount of income (including original issue discount) recognized by Beneficial Owners in respect of the Notes.

     Beneficial Owners of Notes should be aware that no ruling has been requested from the IRS regarding the tax consequences of the Proposed Amendment or payment of the Consent Fee and, no assurance can otherwise be given that the tax treatment described above will be accepted by the IRS.

BACKUP WITHHOLDING

     The receipt of the Consent Fee by a Beneficial Owner may be subject to backup withholding at the rate of 31% with respect to such payments unless such Beneficial Owner (1) is a corporation or comes within certain other exempt categories and, demonstrates this fact, or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the Beneficial Owner's U.S. federal income tax liability. If backup withholding results in an overpayment of U.S. federal income taxes, a refund may be obtained from the IRS provided the required information is furnished. A Beneficial Owner who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

     THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC

CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT FEE AND THE ADOPTION OF THE PROPOSED AMENDMENT, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.


                                MISCELLANEOUS

     The Consent Solicitation is not being made to, and Consent Forms will not be accepted from or on behalf of, any Holder in any jurisdiction in which the making of the Consent Solicitation to such Holder or the acceptance thereof from such Holder would not be in compliance with the laws of such jurisdiction. However, the Issuers may in their discretion take such action as they may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction.

     Questions with respect to the terms of the Consent Solicitation, requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents should be directed to the Issuers at the address and telephone number set forth on the last page hereof. All executed Consent Forms and any other documents required by the Consent Forms should be sent to the Issuers at the address set forth in the Consent Form, and not to any other person.

                                  EXHIBIT A


================================================================================



                     CONSORCIO G GRUPO DINA, S.A. DE C.V.

                                     and

                          MCII HOLDINGS (USA), INC.,

                                   Issuers


                                   -------



             SENIOR SECURED DISCOUNT NOTES DUE NOVEMBER 15, 2002


                                   -------

                         FIRST SUPPLEMENTAL INDENTURE

                              December __, 1997



                                   -------

                                   -------

                      IBJ SCHRODER BANK & TRUST COMPANY



                                   -------



                                   Trustee


================================================================================

                         FIRST SUPPLEMENTAL INDENTURE


     This FIRST SUPPLEMENTAL INDENTURE, dated as of December __, 1997 (the "Supplemental Indenture"), is by and among CONSORCIO G GRUPO DINA, S.A. DE C.V., a Mexican corporation ("Grupo Dina"), MCII HOLDINGS (USA), INC., a Delaware corporation ("MCII Holdings" or the "Company" and, together with Grupo Dina, the "Issuers"), and IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in that certain Indenture, dated as of April 30, 1996, by and among the Issuers and the Trustee (the "Indenture").

                            W I T N E S S E T H:

     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount ("Requisite Holders") of the Notes then outstanding, the Trustee may, upon satisfaction of the other conditions for such amendment, supplement and/or waiver set forth in Section
9.02 of the Indenture, join with the Issuers in the execution of such supplemental indenture;

     WHEREAS, the Issuers have received consents to the waivers and amendments set forth in this Supplemental Indenture from Requisite Holders of the Notes outstanding as of the date hereof and have delivered an Officers' Certificate complying with Section 9.06 of the Indenture;

     WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Issuers have also delivered to the Trustee an Opinion of Counsel complying with Section 9.06 of the Indenture; and

     WHEREAS, the Issuers and the Trustee desire to enter into, execute and deliver this Supplemental Indenture in compliance with the provisions of the Indenture.

     NOW, THEREFORE, the Issuers and the Trustee hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE 1
                                  AMENDMENTS

     SECTION 1.01.  AMENDMENT TO INDENTURE.

     Effective as of the date hereof, the Indenture shall be amended as follows:

     (a) The definition of "Adjusted Subsidiary Debt Amount" in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

     "'Adjusted Subsidiary Debt Amount' means the maximum amount of consolidated Debt of MCII which in the aggregate would not cause the ratio of MCII's consolidated Debt to MCII's Consolidated Capitalization to exceed 0.58 to 1.00; provided that for purposes of any such determination, Debt shall be deemed to exclude (i) Contingent Liabilities and (ii) all indebtedness incurred under that certain Note Agreement, dated as of November 15, 1994, by and among Transportation Manufacturing Operating, Inc. and purchasers signatory thereto, if on the initial funding date under the New Credit Facility (as defined in the Consent Solicitation Statement dated November 25, 1997 relating to the Securities), an amount sufficient to prepay all such indebtedness and all accrued and unpaid interest, premiums and other amounts relating thereto through the date of payment is deposited into an irrevocable escrow account concurrently with such funding and an irrevocable ten Business Days' notice of the full prepayment of such indebtedness is delivered to the holders of such indebtedness concurrently with such deposit."


                                  ARTICLE 2
                                MISCELLANEOUS

     SECTION 2.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     SECTION 2.02.  ACCEPTANCE BY TRUSTEE.

     The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Issuers or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuers.

     SECTION 2.03.  EFFECT OF AMENDMENT.

     Except as hereby expressly amended, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 2.04.  GOVERNING LAW.

     THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 2.05.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.06.  HEADINGS, ETC.

     The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                           [signature pages follow]

                                  SIGNATURES




Dated as of December __, 1997            CONSORCIO G GROUP DINA, S.A. DE C.V.

                                         By:
                                            -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------
Attest:


                               (SEAL)
-----------------------------



Dated as of December __, 1997            MCII HOLDINGS (USA), INC.


                                         By:
                                            -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------
Attest:


                               (SEAL)
-----------------------------


Dated as of December __, 1997            IBJ SCHRODER BANK & TRUST COMPANY
                                                Trustee

                                         By:
                                            -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------
Attest:


                               (SEAL)
-----------------------------

     Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents should be directed to:

                          MCII HOLDINGS (USA), INC.
                              10 East Golf Road
                         Des Plaines, Illinois 60016
                          Attention: James D. Guerra
                          Telephone: (847) 299-9900
                          Facsimile: (847) 299-9965


     Any question regarding the Consent Solicitation may be directed to the Solicitation Agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Consent Solicitation.


              The Paying Agent for the Consent Solicitation is:

                       HARRIS TRUST COMPANY OF NEW YORK
                          Telephone: (212) 701-7666


           The Solicitation Agent for the Consent Solicitation is:

                             SALOMON BROTHERS INC
                           Seven World Trade Center
                           New York, New York 10048
                          Attention: Michael Zicari
                          Telephone: (212) 783-3738
                          Facsimile: (212) 783-2318